UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2018

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California  90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.                                               Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on February 28, 2018 (the “2018 Annual Meeting”).  The stockholders considered each of the proposals in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 18, 2018.  Voting results with respect to each proposal submitted at the 2018 Annual Meeting are set forth below.

Proposal 1:  Election of directors to the Company’s Board of Directors to serve until the Company’s 2019 annual meeting of stockholders and until the election and qualification of their respective successors:

	FOR	WITHHELD	NON VOTES
Michael S. Burke	132,172,616	1,196,923	10,451,007
James H. Fordyce	129,907,135	3,462,404	10,451,007
Senator William H. Frist	132,464,925	904,614	10,451,007
Linda Griego	130,082,190	3,287,349	10,451,007
Dr. Robert J. Routs	129,614,764	3,754,775	10,451,007
Clarence T. Schmitz	130,373,511	2,996,028	10,451,007
Douglas W. Stotlar	132,555,814	813,725	10,451,007
Daniel R. Tishman	130,886,459	2,483,080	10,451,007
Gen. Janet C. Wolfenbarger	132,512,090	857,449	10,451,007

Proposal 2:  Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018:

FOR	AGAINST	ABSTAIN
142,277,506	985,852	557,188

Proposal 3:  Approval of the Company’s executive compensation, on an advisory basis:

FOR	AGAINST	ABSTAIN	NON VOTES
64,205,885	68,486,336	677,318	10,451,007

Proposal 4:  Stockholder proposal regarding a special stockholder meeting threshold:

FOR	AGAINST	ABSTAIN	NON VOTES
38,062,098	94,476,847	830,594	10,451,007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated: March 2, 2018	By:	/s/ DAVID Y. GAN
David Y. Gan
Senior Vice President, Deputy General Counsel